Exhibit 10.2

MODIFICATION, AND/OR REAFFIRMATION OF

COMMERCIAL LOAN GUARANTYAND SECURITY AGREEMENT

THIS MODIFICATION AND REAFFIRMATION OF COMMERCIAL LOAN AND SECURITY AGREEMENT (“Agreement”) is entered into as of the 24th day of December, 2012 by and among:

M&T BANK

a New York banking corporation

with its principal banking office at

One M&T Plaza, Buffalo, New York 14203 (“Lender”)

and

HARDINGE INC.

a New York corporation

with a place of business at

One Hardinge Drive, Elmira, New York 14902 (“Borrower”)

and

HARDINGE TECHNOLOGY SYSTEMS, INC.

a New York corporation

with a place of business at

One Hardinge Drive, Elmira, New York 14902 (“Guarantor”)

RECITALS

WHEREAS, Borrower executed a Replacement Daily Adjusting LIBOR Revolving Line Note dated December 16, 2011, in the original principal amount of up to $25,000,000.00 with an Expiration Date of March 31, 2013 ( the “Note”) (the “Loan”); and

WHEREAS, Guarantor jointly, severally and unconditionally guaranteed the prompt payment and performance of Borrower’s obligations to the Lender (as defined in the Guaranty) by Guaranty dated December 16, 2005 (the “Guaranty”); and

WHEREAS, Borrower’s and Guarantor’s respective obligations to the Lender are more fully set forth in a Credit Agreement dated December 16, 2012 (the “Loan Agreement”), reference being hereby made to the Loan Agreement for the definition of certain capitalized terms used herein and not otherwise defined; and

WHEREAS, Borrower’s obligations of payment and performance under the Note are secured by (i) a continuing first security interest on all non-realty assets of Borrower pursuant to a General Security Agreement dated December 16, 2011, and (ii) a Restated Pledge of Securities securing 65% of Borrower’s stock in Hardinge Holdings GmbH dated August 31, 2012 (“Stock

Pledge”), and Negative Pledge Agreement dated December 16, 2011 with respect to Guarantor’s interest in real property located at One Hardinge Drive, Elmira, New York; and

WHEREAS, as further security for the payment of the Loan and the Guaranty, and the performance by Borrower and Guarantor of all of their respective obligations under the Agreement and the other Loan Documents, Borrower and Guarantor have also pledged and assigned to Lender, and given and granted to Lender, a security interest in certain Collateral, all as set forth in the Loan Agreement and General Security Agreement; and

WHEREAS, in connection with the Note, Guaranty, Loan Agreement, Borrower and Guarantor executed and delivered various other documents, instruments, pledges and/or indemnities to Lender (including without limitation, the Note, the Loan Agreement, Restated Pledge of Securities, General Security Agreement, Negative Pledge Agreement, Guaranty, Irrevocable Stock or Bond Power, (hereinafter collectively, the “Loan Documents”); and

WHEREAS, Borrower and the Guarantor desire to extend the Expiration Date (as defined in the Note) to March 31, 2014 and modify the LIBOR Rate from 3.50 percentage point(s) above one-month LIBOR to 2.75 percentage point(s) above one-month LIBOR; and

WHEREAS, Lender has agreed to extend the Expiration Date to March 31, 2014 and modify the LIBOR Rate from 3.50 percentage point(s) above one-month LIBOR to 2.75 percentage point(s) above one month LIBOR upon the terms and conditions hereinafter set forth, and upon the payment by Borrower of a modification fee.

NOW, THEREFORE in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.       As of the date hereof, the outstanding principal balance of the Loan is $2,500,000.00.

2.       The Borrower shall execute a Replacement Note in the form attached here to as Exhibit A.

3.       The Schedule to the Loan Agreement is hereby deleted and replaced with the Schedule attached hereto.

4.       The Loan Documents are hereby modified to the extent necessary to incorporate the terms contained in this Agreement.  Any default in this Agreement shall be an Event of Default as defined in the Note and Loan Agreement.

5.       The Borrower and Guarantor reaffirm all of the representations, warranties, covenants (both affirmative and negative), waivers and indemnities contained in the Loan Documents.  All of the representations and warranties set forth in the Loan Documents are true and correct as if made on the date hereof.

6.       The Guarantor hereby consents to the modifications contained herein and hereby ratifies and confirms that (a) it jointly, severally and unconditionally guarantees to Lender the payment and performance from and by Borrower of the Obligations of Borrower to Lender (as defined in the Guaranty) and (b) such Obligations include, without limitation, the Note and Loan Agreement, as modified hereby.  Guarantor acknowledges that its reaffirmation and ratification of its Guaranty is a material inducement for Lender to enter into this Agreement and that Lender would not do so without said reaffirmation and ratification.  This Agreement and the Guaranty are the Guarantor’s valid and binding obligation enforceable against them in accordance with their terms.

7.       The Borrower and the Guarantor represent, acknowledge and affirm that neither of them has any claim, defense, offset or counterclaim whatsoever against Lender with respect to the Note, Loan Agreement, Guaranty or any other Loan Document, or the modifications made herein, and that Lender is relying on this representation in agreeing to said modifications.  The Borrower and Guarantor further acknowledge that Lender would not agree to said modifications unless the Borrower and the Guarantor made the representations contained in this paragraph and elsewhere in this Agreement freely and willingly, after due consultation with their attorneys.  Borrower further represents that this Agreement and all of the Loan Documents executed by it are its valid and binding obligations and enforceable in accordance with their terms and further represents that no Event of Default (as defined in the Note or Loan Agreement) has occurred nor has there occurred any event or condition which, with the giving of notice or the passage of time or both would constitute an Event of Default.

8.     In furtherance of the immediately preceding paragraph, Borrower and Guarantor hereby release, and forever discharge the Lender, its officers, agents, successors and assigns, from any and all claims, actions, causes of action, obligations and liabilities of any kind known or unknown which the Borrower or Guarantor have or may have as of the date hereof whether relating to the Note, Loan Agreement, Guaranty or any Loan Document or any of the transactions contemplated hereby or consummated in connection herewith, or any negotiations in connection with any of the foregoing.

9.     The parties agree that nothing contained herein shall in any way impair the Note, Loan Agreement, Guaranty, or any Loan Document, and the Collateral shall remain in all respects subject to the lien, charge and encumbrance of the Loan Agreement and Loan Documents.  The parties further agree that nothing contained herein or modified pursuant to this Agreement shall affect or be construed to affect the lien, charge or encumbrance of or warranty of title in or conveyance affected by or the priority of the Loan Agreement, over other liens, charges and encumbrances, or release or affect the liability of any other party or parties who may now or hereafter be liable under, pursuant to, or on account of the Note and/or Loan Agreement and/or Loan Documents.

10.  Capitalized terms not otherwise defined herein shall have the same meaning as in the document to which they refer.  Except as modified by this Agreement, the Note, and all other Loan Documents shall remain unchanged and in full force and effect.  Borrower and Guarantor shall keep and perform all of the terms and agreements contained therein as may be applicable to them.

11.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.  This Agreement may only be amended in writing.  Any capitalized term not otherwise defined herein shall have the same meaning as defined in the document to which it refers.

12.  This Agreement may be signed in one or more counterparts all of which shall constitute one document and shall be construed under the laws of the State of New York.

13.  THE BORROWER AND GUARANTOR WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH THE NOTE, LOAN AGREEMENT,  GUARANTY, ANY LOAN DOCUMENT, THIS AGREEMENT OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE DEFENSE OR ENFORCEMENT OF ANY OF LENDER’S RIGHTS OR REMEDIES.  BORROWER AND GUARANTOR ACKNOWLEDGE THAT THEY MAKE THIS WAIVER KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH THEIR ATTORNEY.

14.  Borrower and Guarantor will, upon demand, furnish to the Lender such further information, and will execute and deliver such instruments or documents, and will do all such acts as the Lender may, at any time or from time to time, reasonably request, or as may be necessary or appropriate to establish and maintain a valid and enforceable first security interest of the Lender in the Collateral described in the Loan Agreement and Loan Documents. Borrower and Guarantor hereby authorize the filing by Lender of any and all financing statements and any subsequent amendments thereto with or without the Borrower’s or Guarantor’s signature.  Lender may, in its discretion, file all such financing statements with an “all assets of Debtor” Collateral description.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement to be executed and delivered on the day and year first above mentioned.

Hardinge, Inc.

By:	/S/ Edward J. Gaio
	Name:	Edward J. Gaio
	Title:	Vice President & CFO

Hardinge Technology Systems, Inc.

By:	/S/ Richard L. Simons
	Name:	Richard L. Simons
	Title:	President

M&T Bank

		By:	/S/ Susan A. Burtis
			Name:	Susan A. Burtis
			Title:	Vice President

ACKNOWLEDGMENT

STATE OF NEW YORK	)
:SS.
COUNTY OF CHEMUNG	)

On 20th day of December, in the year 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared EDWARD J. GAIO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ Nancy L. Curren
Notary Public

STATE OF NEW YORK	)
:SS.
COUNTY OF CHEMUNG	)

On the 20th day of December, in the year 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared RICHARD L. SIMONS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is  subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ Nancy L. Curren
Notary Public

STATE OF NEW YORK	)
:SS.
COUNTY OF BROOME	)

On the 21st day of December in the year 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared SUSAN A. BURTIS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is  subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ Kelly J. Anderson
Notary Public

EXHBIIT A

REPLACEMENT DAILY ADJUSTING LIBOR REVOLVING LINE NOTE

New York

December 24, 2012	$25,000,000.00

BORROWER (Name):  Hardinge Inc.

(Organizational Structure):  Corporation

(State Law organized under):  New York

(Address of residence/chief executive office):  One Hardinge Drive, Elmira, New York 14902

BANK:       M&T BANK, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14203.  Attention: Office of General Counsel

1)            DEFINITIONS.  Each capitalized term shall have the meaning specified herein and the following terms shall have the indicated meanings:

a)             “Authorized Person” shall mean, each individually, Edward J. Gaio, as Vice President and CFO and Doug Malone, as Corporate Controller, or any other officer, employee or representative of Borrower who is authorized or designated as a signer of loan documents under the provisions of Borrower’s most recent resolutions or similar documents on file with the Bank.  Notwithstanding that individual names of Authorized Persons may have been provided to the Bank, the Bank shall be permitted at any time to rely solely on an individual’s title to ascertain whether that individual is an Authorized Person.

b)             “Base Rate” shall mean a rate per annum equal to 1.0 percentage point(s) above the rate of interest announced by the Bank from time to time as its prime rate of interest (“Prime Rate”).  If the prior blank is not completed, the Base Rate shall be two (2) percentage points above the Prime Rate.

c.               “Base Rate Loan” shall mean a Loan that accrues interest at the Base Rate.

d.              “Draw Date” shall mean, in relation to each Loan, the date that such Loan is made or deemed to be made to Borrower pursuant to this Note.

e.     “Expiration Date” shall mean March 31, 2014.

f.                “LIBOR” shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) obtained by dividing (i) the applicable  London Interbank Offered Rate (see LIBOR Rate definition below), as fixed by the British Bankers Association for United States dollar deposits in the London interbank market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) on the appropriate day in accordance with the terms of this Note, as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities, which includes deposits by reference to which the interest rate on LIBOR Rate Loan(s) is determined, or any category of extensions of credit or other assets which includes loans by a non-United States’ office of a bank to United States’ residents) on such date to any member bank of the

Federal Reserve System.  Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Bank’s sole discretion.

g.              “LIBOR Rate” shall mean the rate per annum equal to:

•      2.75  percentage point(s) above one-month LIBOR, adjusting daily.

h.              “LIBOR Rate Loan” shall mean any Loan that accrues interest at a LIBOR Rate, as determined by the Bank.

i.      “Loan” shall mean any advance of funds made to Borrower by the Bank pursuant to this Note.

j.                 “London Business Day” shall mean any day on which dealings in United States dollar deposits are carried on by banking institutions in the London interbank market.

k.              “Maximum Principal Amount” shall mean Twenty-Five Million and 00/100 Dollars ($25,000,000.00).

l.     “New York Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.

m.   “Outstanding Principal Amount” shall mean, at any point in time, the aggregate outstanding principal amount of all Loans made pursuant to this Note.

2)            PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES.

a)    Promise to Pay.  For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank, on the Expiration Date, the Maximum Principal Amount or the Outstanding Principal Amount, if less, plus interest as set forth below and all fees and costs (including without limitation the Bank’s attorneys’ fees and disbursements, whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”).

b)    Interest.  Each Loan shall earn interest on the Outstanding Principal Amount thereof calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366), as follows:

i)             LIBOR Rate Loans.  Interest shall accrue each day on any LIBOR Rate Loan, from and including the Draw Date to, but not including, the date such LIBOR Rate Loan is paid in full (or converts to a Base Rate Loan), at the LIBOR Rate in effect for that day.  The applicable LIBOR Rate shall be determined each day using LIBOR in effect for that day, which, if such day is not a London Business Day, shall have been fixed on the nearest preceding London Business Day.

ii)            Base Rate Loans.  Interest shall accrue each day on any Base Rate Loan, from and including the first day a Loan becomes a Base Rate Loan to, but not including, the day such Base Rate Loan is paid in full, at a rate per annum equal to the Base Rate in effect each day.  Any change in the Base Rate resulting from a change in the Prime Rate shall be effective on the date of such change.

c)     Maximum Legal Rate.  It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”).  Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

d)    Intentionally omitted.

e.     Payments.  Payments shall be made in immediately available United States funds at any banking office of the Bank.

f.     Preauthorized Transfers from Deposit Account.  If a deposit account number is provided in the following blank, Borrower hereby authorizes the Bank to debit Borrower’s deposit account #                                             with the Bank automatically for any amount which becomes due under this Note.

g.     Late Charge.  If Borrower fails to pay, within five (5) days of its due date, any amount due and owing pursuant to this Note or any other agreement executed and delivered to the Bank in connection with this Note, Borrower shall immediately pay to the Bank a late charge equal to the greatest of (a) $50.00, (b) five percent (5%) of the delinquent amount, or (c) the Bank’s then current late charge as announced by the Bank from time to time. Notwithstanding the above, if this Note is secured by a one- to six-family owner-occupied residence, the late charge shall equal 2% of the delinquent amount and shall be payable if payment is not received within fifteen days of its due date.

h.     Default Rate.       If the Borrower fails to make any payment when due under this Note, the interest rate on the Outstanding Principal Amount  shall immediately and automatically increase to five (5) percentage points per year above the otherwise applicable rate per year, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such default rate.

i.      Interest Accrual; Application of Payments.  Interest will continue to accrue on the Outstanding Principal Amount until the Outstanding Principal Amount is paid in full.  All installment payments (excluding voluntary prepayments of principal) will be applied as of the date each payment is received and processed.  Payments may be applied in any order in the sole discretion of the Bank, but, prior to demand for payment in full, may be applied chronologically (i.e., oldest invoice first) to unpaid amounts due and owing, in the following order: first to accrued interest, then to principal, then to late charges and other fees, and then to all other Expenses.

3)            CREDIT AVAILABILITY.

a)    General.  This Note is issued by Borrower to the Bank in connection with a certain line of credit or loan limit made available by the Bank to Borrower (the “Credit”).  Except as otherwise provided herein, each Loan advanced hereunder shall be in the form of a LIBOR Rate Loan.

b.     Authorized Representatives.  The Bank may make any Loan pursuant to the Credit in reliance upon any oral, telephonic, written, teletransmitted or other request (the “Request(s)”) that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person.  The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person.  Borrower acknowledges that the transmission between Borrower and Bank of any Request or other instructions with respect to the Credit involves the possibility of errors, omissions, misinterpretations, fraud and mistakes, and agrees to adopt such internal measures and operational procedures as may be necessary to prevent such occurrences.  By reason thereof, Borrower hereby assumes all risk of loss and responsibility for, and releases and discharges the Bank from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold Bank harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of, or in any way connected with or related to: (i) Bank’s accepting, relying on and acting upon any Request or other instructions with respect to the Credit; or (ii) any such error, omission, misinterpretation, fraud or mistake, provided such error, omission, misinterpretation, fraud or mistake is not directly caused by the Bank’s gross negligence or willful misconduct.  The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

c.     Lending Limit.  Any Request for a Loan hereunder shall be limited in amount, such that the sum of (i) the principal amount of such Request; (ii) the Outstanding Principal Amount under this Note; and (iii) the aggregate face amounts of (or, if greater, Borrower’s aggregate reimbursement obligations to the Bank (or any of its affiliates) in connection with) any letters of credit issued by the Bank (or any of its affiliates) at the request (or for the benefit) of Borrower, pursuant to this Credit; does not exceed the Maximum Principal Amount under this Note.

d.     Revolving Credit.  This Note evidences a revolving Credit.  Subject to all applicable provisions in this Note and in any and all other agreements between the Borrower and the Bank related hereto, the Borrower may borrow, pay, prepay and reborrow hereunder at any time prior to the Expiration Date.  Notwithstanding that, from time to time, there may be no amounts outstanding respecting this Note, this Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full and the Credit evidenced by this Note has been terminated by the Bank.

e.     Request for LIBOR Rate Loans.  In making any Request for a Loan, Borrower shall specify the aggregate amount of such Loan and the Draw Date; provided, however, if a Request is received by the Bank after 2:00 p.m. (Eastern Standard Time) on any given day, the earliest possible Draw Date will be the next New York Business Day; and

f.     Delivery of Requests.  Delivery of a Request for a LIBOR Rate Loan shall be made to the Bank at the following address, or such other address designated by the Bank from time to time:

M&T Bank

68 Exchange Street

2nd Floor

Binghamton, New York  13901

Attn: Susan A. Burtis

Fax No.  (607) 779-2346

Telephone No.  (607) 779-5902

4)            CONVERSION UPON DEFAULT.  Unless the Bank shall otherwise consent in writing, if (i) Borrower fails to pay when due, in whole or in part, the indebtedness under the Note (whether by demand or otherwise), or (ii) there exists a condition or event which, with the passage of time, the giving of notice or both, shall constitute an event of default under any of Borrower’s agreement with the Bank, if any, the Bank, in its sole discretion, may convert any LIBOR Rate Loan to a Base Rate Loan.  Nothing herein shall be construed to be a waiver by the Bank to have any Loan accrue interest at the Default Rate of interest (which shall be calculated from the higher of the LIBOR Rate or the Base Rate, as described above).

5)            RIGHT OF SETOFF.  The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note.  Such setoff shall be deemed to have been exercised immediately at the time the Bank or such affiliate elects to do so.

6)            BANK RECORDS CONCLUSIVE.  The Bank shall set forth on a schedule attached to this Note or maintained on computer, the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note.  The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans.  No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect the Borrower’s obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

7)            PURPOSE.  Borrower certifies (a) that no Loan will be used to purchase margin stock except with the Bank’s express prior written consent for each such purchase and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose.

8)                                     AUTHORIZATION.  Borrower, if a corporation, partnership, limited liability company, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower’s performance is not threatened by any pending or threatened litigation.

9)                                     INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

a)             Increased Costs.  If the Bank shall determine that, due to either (a) the introduction of any change in law (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) or in the interpretation of any requirement of law, or (b) the compliance requirements for any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank, pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

b)             Inability to Determine Rates.  If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR with respect to a proposed LIBOR Rate Loan, the Bank will give notice of such determination to Borrower.  Thereafter, the Bank may not make or maintain, as the case may be, LIBOR Rate Loans hereunder until the Bank revokes such notice in writing.  Upon receipt of such notice, the Bank may convert any LIBOR Rate Loans to Base Rate Loans, and Borrower may revoke any pending Request that Borrower previously made for a LIBOR Rate Loan.  If Borrower does not revoke any such Request, the Bank may make the Loans, as proposed by Borrower, in the amount specified in the applicable Request submitted by Borrower, but such Loans shall be made as Base Rate Loans instead of LIBOR Rate Loans.

c)              Illegality.  If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make LIBOR Rate Loans, then, on notice thereof by the Bank to Borrower, the Bank may suspend the making of LIBOR Rate Loans until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist.  If the Bank shall determine that it is unlawful to maintain any LIBOR Rate Loans, Borrower shall immediately pay to the Bank the aggregate principal amount of all LIBOR Rate Loans then outstanding, together with accrued interest and related Expenses.  If Borrower is required to pay off any LIBOR Rate Loan as set forth in this subsection, then concurrently with such payment, Borrower may borrow from the Bank, in the amount of such payment, a Base Rate Loan.

10)                              MISCELLANEOUS.  This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank.  All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive.  No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice.  No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank.  No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank.  No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank.  Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank’s course of business may be admitted into evidence as an original.  This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.  If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect.  Section headings are for convenience only.  Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

11)                              NOTICES.  Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for

Borrower’s relationship with the Bank).  Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) New York Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) New York Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express).  Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

12)                              JOINT AND SEVERAL.  If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term “Borrower” shall include each as well as all of them.

13)                              GOVERNING LAW; JURISDICTION.  This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York.  Except as provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules.  BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH, AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.  Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower.  Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

14)                              WAIVER OF JURY TRIAL.  BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO.  BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER.  BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

☒                                 Amended and Restated Note.  The Borrower acknowledges, agrees and understands that this Note is given in replacement of and in substitution for, but not in payment of, a prior Replacement Daily Adjusting Libor Revolving Line Note dated on or about December 16, 2011, in the original principal amount of $25,000,000.00, given by Borrower in favor of the Bank, as the same may have been amended or modified from time to time (“Prior Note”),, and further, that: (a) the obligations of the Borrower as evidenced by the Prior Note shall continue in full force and effect, as amended and restated by this Note, all of such obligations being hereby ratified and confirmed by the Borrower; (b) any and all liens, pledges, assignments and security interests securing the Borrower’s obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged by the Borrower to secure, among other things, all of the Borrower’s obligations to the Bank under this Note, with the same priority, operation and effect as that relating to the obligations under the Prior Note; and (c) nothing herein contained shall be construed to extinguish, release, or discharge, or constitute, create, or effect a novation of, or an agreement to extinguish, the obligations of the Borrower with respect to the indebtedness originally described in the Prior Note or any of the liens, pledges, assignments and security interests securing such obligations.

Acknowledgment.  Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

HARDINGE INC.

By:

	Name:	Edward J. Gaio

	Title:	Vice President and CFO

Signature of Witness

Typed Name of Witness

ACKNOWLEDGMENT

STATE OF NEW YORK	)

:SS.

COUNTY OF	)

On                      day of December, in the year 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared EDWARD J. GAIO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

FOR BANK USE ONLY

Authorization Confirmed:

Product Code: 11900

Disbursement of Funds:

Credit A/C	#	Off Ck	#	Payoff Obligation	#

	$		$		$

EXHIBIT B

SCHEDULE

Additional Representations and Warranties (§2)

1.                                      Judgments and Litigation.   None

Additional Affirmative Covenants (§3)

1.                                      Accounts.  Borrower shall maintain a lock box with the Bank into which Borrower shall cause to be deposited monies payable to it by account debtors.  The Borrower shall maintain an interest bearing account for excess cash balances.

2.                                      The existing outstanding letters of credit of the Borrower and its Subsidiaries shall be blocked against the Loan and advances thereunder.

3.                                      Borrower shall provide to the Bank monthly, Borrowing Base Certificates in form and content satisfactory to the Bank.  “Borrowing Base Certificates” shall mean a report of the Borrower, in the form required by the Bank, certified as true and correct by a responsible officer of the Borrower.

Permitted Indebtedness (§4(a)):

1.                                      the Obligations;

2.                                      Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

3.                                      Indebtedness that is the subject of that certain Amended and Restated Intercreditor Agreement between Bank and Keybank International Association dated November 29, 2011, as amended November 29, 2012 in the amount of $1,500,000.00, and any extension, renewal, or replacement thereof.

4.                                      Indebtedness of the Borrower to Chemung Canal Trust Company in the amount of up to $3,000,000.00, and any extension, renewal, or replacement thereof.

5.                                      Indebtedness of Borrower and its direct and indirect Subsidiaries to Bank of America, N.A. in connection with foreign exchange transactions which is secured by certain domestic assets of Borrower  up to $4,000,000.00 at any given time and subject to an Intercreditor Agreement dated as of December 13, 2011, as amended July 27, 2012, between Bank and Bank of America, N.A., and any extension, renewal, or replacement thereof.

6.                                      In connection with the acquisition of the stock of USACH Technologies, Inc. (“USACH”) for an aggregate purchase price of up to $18,000,000 (the “USACH Investment”), plus or minus a customary working capital adjustment, comprised, in part, of certain contingent indebtedness based on future earnings (the “Contingent Payment Obligation”), pursuant to which USACH became a subsidiary of Borrower:

a.  Indebtedness of USACH to American Chartered Bank in the form of a secured revolving line of credit in the maximum principal amount of up to $2,000,000.00, and any extension, renewal, or replacement thereof, which Indebtedness is guaranteed by Borrower, and

b.  Indebtedness of Borrower to the former owners of USACH under the Contingent Payment Obligation, and any extension, renewal, or replacement thereof.

Permitted Guaranties (§4(b)):

Guaranties by the Borrower of indebtedness of any Subsidiary and by any Subsidiary of indebtedness of the Borrower or any other Subsidiary, and any other Guaranties constituting indebtedness permitted by Section 4(a) hereof.

Permitted Liens (§4(c)) means and includes:

1.                                      pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

2.                                      deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

3.                                      judgment liens in respect of judgments that do not constitute an Event of Default under Section 6(a);

4.                                      easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

5.                                      existing liens set forth on Schedule 4(c) hereto.

Permitted Investments (§4(d)) means:

1.                                      direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

2.                                      investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or being guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be;

3.                                      investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

4.                                      fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause #1 above and entered into with a financial institution satisfying the criteria described in clause #3 above;

5.                                      money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

Permitted Loans (§4(e)):

Investments, capital contributions, loans or advances made by the Borrower in or to any Subsidiary and made by any Subsidiary to the Borrower in excess of an aggregate amount of $10,000,000.00 outstanding at any one time.  Existing investments, the USACH Investment, and capital contributions by Borrower in any Subsidiary are permitted and are not considered Loans for purposes of the limitations of this Section. In addition, the Parties hereto acknowledge that the Borrower is in the process of contributing its shares of Hardinge Taiwan Precision Machinery Limited to Hardinge Holdings, B.V. in exchange for the shares of Hardinge Holdings, B.V. after which time Borrower will then contribute its shares in Hardinge Holdings, B.V. to Hardinge Holdings, GmbH in exchange for additional capital in Hardinge Holdings, GmbH.  This transfer and subsequent additional capital shall not be considered Loans for the purposes of the limitations of this Section.

Additional Miscellaneous Covenants (§11)

1.                                      Advance Formula.  Advances made pursuant to this revolving credit facility shall be limited to a maximum of the line amount or the sum of 80% of Eligible Accounts and Eligible Inventory.

2.                                      Unused Portion Fee.  The Bank will assess an unused portion fee of 3/8% quarterly on the daily unused portion of the commitment to be assessed in arrears at the end of each quarter.  The Bank will bill the Borrower based on this calculation at the end of each quarter during the Loan.  The Borrower shall pay the Bank such unused portion fee promptly upon receipt of invoice for same.

SCHEDULE 4(C)

EXISTING LIENS

(A)

Debtor	Secured Party	Jurisdiction	Filing Information	Collateral
Hardinge Machine Tools Limited	Hormann (UK) Limited	UC Companies House; England and Wales	Registered 02/09/2005	The deposit account and all money from time to time placed in the deposit account in accordance with a certain rent deposit deed

Hardinge Machine Tools Limited	HMT Trustees Limited, as Trustee of the Hardinge Machine Tools Limited Staff	UK Companies House; England and Wales	To be registered following completion

Debenture granting security over all assets to secure performance of obligations under deficit recovery plan in connection with £0.9 million deficit of the Hardinge Machine Tools Limited Staff Pensions Scheme

L. Kellenberger & Co. AG (as successor by merger to HTT Hauser Tripet Tschudin, Ag)	UBS AG	Switzerland	10/30/2009	Mortgage on real property in Biel, Switzerland

Hardinge Taiwan Precision Machinery Limited	Mega International Commercial Bank	Taiwan	06/2006	Mortgage on real property in Taiwan

L. Kellenberger & Co. AG	Credit Suisse	Switzerland	8/20/2009	Mortgage on real property in St. Gallen, Switzerland

Hardinge, Inc.	KeyBank National Association	New York	New York SOS — Filing No. 201112018402949	All personal property

Hardinge Precision Machinery (Jiaxing) Co., Ltd	China Construction Bank, Jiaxing Branch	China	N/A	Mortgage on land use right and construction in process

Hardinge, Inc.	The Robert E. Morris Company	New York	New York SOS — Filing No. 201203028075963	Specific Equipment

Hardinge, Inc.	Machine Tool Systems, LLC	New York	New York SOS — Filing No. 201203218099177	Specific Equipment

Hardinge, Inc.	Bank of America, N.A	New York	New York SOS — Filing No. 201206110331952	All assets

(B)                               A lien in favor of American Chartered Bank on all personal property assets of USACH Technologies, Inc. securing indebtedness of USACH Technologies, Inc. to American Chartered Bank.